Exhibit 31.3

CERTIFICATION

I, John A. Zawadzki, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Partners Trust Financial Group, Inc. and;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. [Not applicable];

4. [Not applicable]; and

5. [Not applicable];

Date: April 4, 2006

By: /s/ John A. Zawadzki

President and Chief Executive Officer